UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):April 24, 2018

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GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

___________________

Michigan	0-21810	95-4318554
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 24, 2018, Gentherm Incorporated (the “Company”), together with certain of its direct and indirect subsidiaries, entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”), with the lenders party thereto and Bank of America, N.A., as administrative agent.  The Fourth Amendment amends that certain Credit Agreement, dated August 7, 2014, as amended, by and among such parties (the “Credit Agreement”).

The Credit Agreement provides that U.S. Dollar denominated loans bear interest at either a base rate or Eurocurrency rate, plus a margin, and all loans denominated in a currency other than the U.S. Dollar must be Eurocurrency rate loans.  The Eurocurrency rate for loans is equal to the London Interbank Offered Rate (“LIBOR”). The Fourth Amendment establishes a means for determining an alternative for LIBOR if it is determined that ascertaining LIBOR is no longer possible.

The Fourth Amendment also modifies certain negative covenants in the Credit Agreement pertaining to the Company’s investments and indebtedness (and related liens and guarantees) in Vietnam, Ukraine and Macedonia, by increasing the maximum permitted amount of such investments or indebtedness.   The maximum permitted investment in Vietnam was increased from $35 million to $45 million, the maximum combined permitted investment in Ukraine and Macedonia was increased from $50 million to $75 million, and the maximum permitted indebtedness of the Company’s Macedonia subsidiary was increased from $10 million to $25 million.

The other terms and conditions of the Credit Agreement were not materially amended by the Fourth Amendment and remain in full force and effect.  The foregoing summary of the material terms of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1

Fourth Amendment to Credit Agreement, dated as of April 24, 2018, by and among Gentherm Incorporated, certain of its direct and indirect subsidiaries, the lenders party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date:  April 24, 2018

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